Exhibit 99.01

Valero Energy Reports Third Quarter 2011 Results

SAN ANTONIO, November 1, 2011 - Valero Energy Corporation (“Valero,” NYSE: VLO) today reported net income from continuing operations of $1.2 billion, or $2.11 per share, for the third quarter of 2011, versus $303 million, or $0.53 per share, for the third quarter of 2010. For the nine months ended September 30, 2011, net income attributable to Valero stockholders from continuing operations was $2.1 billion, or $3.59 per share, versus $743 million, or $1.31 per share for the nine months ended September 30, 2010.

Third quarter 2011 operating income was $2.0 billion versus third quarter 2010 operating income of $590 million. The increase in operating income was mainly due to an increase of $5.11 per barrel in refining throughput margin combined with an increase of 389,000 barrels per day in refining throughput volumes. The increase in throughput margin was primarily due to higher margins for diesel and jet fuel plus substantial discounts for light-sweet crude oil in the Mid-Continent and better discounts for heavy-sour feedstocks. In addition to an economic incentive from higher margins, the increase in throughput volumes was due to adding capacity from the August 1, 2011 acquisition of the Pembroke refinery plus operating the Aruba refinery, which was not in operation during the third quarter of 2010.

“We achieved our best quarterly earnings per share since 2007,” said Valero Chairman and CEO Bill Klesse. “Our focus on improving operations and the competitiveness of our portfolio has produced solid financial results. We were able to capitalize on favorable refining margins and attain our highest refinery utilization since the third quarter of 2007.

“As our strong financial results have improved our cash position, we recognize the importance of returning cash to our shareholders,” Klesse continued. “In the third quarter, we bought back 13.5 million shares, or two percent of shares outstanding, and our Board of Directors tripled the quarterly dividend rate last week to 15 cents per share.”

Valero’s ethanol segment had a record-setting quarter with $107 million in operating income, which was the highest quarterly operating income since Valero entered the ethanol business, and compares to $47 million in the third quarter of 2010. The increase in operating income was mainly due to higher gross margins and an increase in production volumes to 3.3 million gallons per day.

Valero’s retail segment continued to perform well, with $97 million in operating income during the third quarter versus third quarter 2010 operating income of $105 million. The slight decrease in operating income was mainly due to lower fuel margins and volumes in U.S. retail operations, but was somewhat offset by higher margins in Canadian retail operations.

Regarding cash flows in the third quarter of 2011, capital spending was $684 million, of which $69 million was for turnaround and catalyst expenditures. Valero paid $28 million in dividends on its common stock and paid $268 million to purchase Valero’s shares. Valero also spent approximately $1.6 billion to acquire the U.K. and Ireland businesses, which included approximately $900 million for working capital and other assets. Valero ended the third quarter with $2.8 billion in cash and temporary cash investments. Subsequent to the third quarter, Valero acquired the Meraux refinery and related logistics assets on October 1 for $586 million in cash, which included approximately $261 million for a preliminary estimate of inventories and other assets.

Klesse continued, “While fourth-quarter refining margins have declined from the high levels of the second and third quarters and we are experiencing very high price volatility, crude oil prices are in a range that is supportive of global demand growth. We’re also seeing continued product demand from international markets despite the economic uncertainty in Western Europe.”

Commenting on strategic actions, Klesse said, “We continued to make progress on our key economic growth projects, which remain on-budget and on-schedule. The hydrogen plants at Memphis and McKee should be completed by the end of 2011. The other growth projects are scheduled for completion in 2012, including the hydrocrackers at St. Charles and Port Arthur, the Montreal products pipeline, and the Diamond Green Diesel joint venture. In addition, we improved our earnings power by acquiring the U.K. and Ireland businesses, including the Pembroke refinery, and the Meraux refinery and related assets. Given our growth projects, attractive acquisitions, and operational improvements, we believe that Valero is uniquely positioned among refiners to grow earnings and cash flow per share for years to come.”

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 22,000 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, and a 50-megawatt wind farm. Approximately 6,800 retail and branded wholesale outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2198
Media: Bill Day, Executive Director - Corporate Communications, 210-345-2928
Website: http://www.valero.com

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Statement of Income Data (a) (b):
Operating revenues (1)	$33,713	$21,015	$91,314	$60,069
Costs and expenses:
Cost of sales (c) (d)	30,033	18,915	82,981	54,198
Operating expenses:
Refining	870	753	2,427	2,210
Retail (c)	177	169	508	484
Ethanol	103	96	302	267
General and administrative expenses (e)	161	139	442	367
Depreciation and amortization expense	390	353	1,141	1,043
Asset impairment loss	—	—	—	2
Total costs and expenses	31,734	20,425	87,801	58,571
Operating income (d)	1,979	590	3,513	1,498
Other income, net	1	17	28	29
Interest and debt expense, net of capitalized interest	(88)	(119)	(312)	(363)
Income from continuing operations before income tax expense	1,892	488	3,229	1,164
Income tax expense	689	185	1,178	421
Income from continuing operations	1,203	303	2,051	743
Income (loss) from discontinued operations, net of income taxes	—	(11)	(7)	19
Net income	1,203	292	2,044	762
Less: Net loss attributable to noncontrolling interests (f)	—	—	(1)	—
Net income attributable to Valero Energy Corporation stockholders	$1,203	$292	$2,045	$762
Net income attributable to Valero Energy Corporation stockholders (f):
Continuing operations	$1,203	$303	$2,052	$743
Discontinued operations	—	(11)	(7)	19
Total	$1,203	$292	$2,045	$762
Earnings per common share:
Continuing operations	$2.12	$0.54	$3.61	$1.31
Discontinued operations	—	(0.02)	(0.01)	0.03
Total	$2.12	$0.52	$3.60	$1.34
Weighted average common shares outstanding (in millions)	564	564	566	563
Earnings per common share – assuming dilution:
Continuing operations	$2.11	$0.53	$3.59	$1.31
Discontinued operations	—	(0.02)	(0.01)	0.03
Total	$2.11	$0.51	$3.58	$1.34
Weighted average common shares outstanding – assuming dilution (in millions)	569	568	572	567
Supplemental information:
(1) Includes excise taxes on sales by our U.S. retail system	$229	$234	$670	$667

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Operating income (loss) by business segment:
Refining (d)	$1,947	$590	$3,476	$1,479
Retail	97	105	298	285
Ethanol	107	47	215	139
Corporate	(172)	(152)	(476)	(405)
Total	$1,979	$590	$3,513	$1,498
Depreciation and amortization expense by business segment:
Refining	$340	$303	$995	$898
Retail	29	27	84	80
Ethanol	10	10	28	27
Corporate	11	13	34	38
Total	$390	$353	$1,141	$1,043
Operating highlights:
Refining (a) (b) (d):
Throughput margin per barrel	$13.24	$8.13	$10.80	$7.97
Operating costs per barrel:
Operating expenses	3.65	3.71	3.80	3.84
Depreciation and amortization expense	1.43	1.50	1.56	1.56
Total operating costs per barrel	5.08	5.21	5.36	5.40
Operating income per barrel	$8.16	$2.92	$5.44	$2.57
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	540	443	455	452
Medium/light sour crude	455	402	415	399
Acidic sweet crude	150	51	117	51
Sweet crude	739	708	695	655
Residuals	310	239	284	195
Other feedstocks	123	113	122	115
Total feedstocks	2,317	1,956	2,088	1,867
Blendstocks and other	275	247	252	241
Total throughput volumes	2,592	2,203	2,340	2,108
Yields (thousand barrels per day):
Gasolines and blendstocks	1,196	1,088	1,069	1,046
Distillates	894	766	793	695
Other products (g)	519	381	491	392
Total yields	2,609	2,235	2,353	2,133

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Refining operating highlights by region (h):
Gulf Coast:
Operating income	$1,167	$388	$2,064	$1,027
Throughput volumes (thousand barrels per day)	1,522	1,336	1,418	1,268
Throughput margin per barrel	$13.08	$8.34	$10.48	$8.35
Operating costs per barrel:
Operating expenses	3.31	3.65	3.62	3.78
Depreciation and amortization expense	1.43	1.54	1.53	1.60
Total operating costs per barrel	4.74	5.19	5.15	5.38
Operating income per barrel	$8.34	$3.15	$5.33	$2.97
Mid-Continent:
Operating income	$586	$131	$1,146	$271
Throughput volumes (thousand barrels per day)	400	422	401	392
Throughput margin per barrel	$22.27	$8.06	$16.18	$7.59
Operating costs per barrel:
Operating expenses	4.76	3.34	4.14	3.63
Depreciation and amortization expense	1.59	1.33	1.56	1.42
Total operating costs per barrel	6.35	4.67	5.70	5.05
Operating income per barrel	$15.92	$3.39	$10.48	$2.54
North Atlantic (a):
Operating income	$65	$36	$104	$81
Throughput volumes (thousand barrels per day)	386	193	268	189
Throughput margin per barrel	$5.46	$6.04	$5.32	$6.01
Operating costs per barrel:
Operating expenses	2.91	2.75	2.92	2.98
Depreciation and amortization expense	0.74	1.30	0.98	1.47
Total operating costs per barrel	3.65	4.05	3.90	4.45
Operating income per barrel	$1.81	$1.99	$1.42	$1.56
West Coast:
Operating income	$129	$35	$162	$102
Throughput volumes (thousand barrels per day)	284	252	253	259
Throughput margin per barrel	$11.96	$8.66	$9.87	$8.14
Operating costs per barrel:
Operating expenses	4.94	5.42	5.21	5.08
Depreciation and amortization expense	2.08	1.74	2.31	1.62
Total operating costs per barrel	7.02	7.16	7.52	6.70
Operating income per barrel	$4.94	$1.50	$2.35	$1.44
Operating income for regions above	$1,947	$590	$3,476	$1,481
Asset impairment loss applicable to refining	—	—	—	(2)
Total refining operating income	$1,947	$590	$3,476	$1,479

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Average market reference prices and differentials (i):
Feedstocks (dollars per barrel):
Louisiana Light Sweet (LLS) crude oil	$112.21	$78.66	$111.73	$79.35
LLS less West Texas Intermediate (WTI) crude oil	22.47	2.58	16.34	1.83
LLS less Alaska North Slope (ANS) crude oil	0.60	3.03	2.44	2.27
LLS less Brent crude oil	(1.43)	1.73	(0.82)	2.14
LLS less Mars crude oil	2.53	3.96	4.05	3.39
LLS less Maya crude oil	13.48	11.04	14.58	10.88
WTI crude oil	$89.74	$76.08	$95.39	$77.52
WTI less Mars crude oil	(19.94)	1.38	(12.29)	1.56
WTI less Maya crude oil	(8.99)	8.46	(1.76)	9.05
Products (dollars per barrel):
Gulf Coast:
Conventional 87 gasoline less LLS	$8.20	$4.35	$7.43	$6.26
Ultra-low-sulfur diesel less LLS	14.19	9.12	13.09	8.61
Propylene less LLS	12.46	2.61	19.33	7.80
Conventional 87 gasoline less WTI	30.67	6.93	23.77	8.09
Ultra-low-sulfur diesel less WTI	36.66	11.70	29.43	10.44
Propylene less WTI	34.93	5.19	35.67	9.63
Mid-Continent:
Conventional 87 gasoline less WTI	$32.11	$9.20	$24.79	$8.77
Ultra-low-sulfur diesel less WTI	38.34	13.20	30.75	11.06
North Atlantic:
Conventional 87 gasoline less Brent	$7.48	$5.85	$6.29	$8.33
Ultra-low-sulfur diesel less Brent	14.55	12.16	14.04	12.15
Conventional 87 gasoline less WTI	31.38	6.70	23.45	8.02
Ultra-low-sulfur diesel less WTI	38.45	13.01	31.20	11.84
West Coast:
CARBOB 87 gasoline less ANS	$10.27	$16.96	$13.39	$14.97
CARB diesel less ANS	15.77	15.10	18.56	12.95
CARBOB 87 gasoline less WTI	32.14	16.51	27.29	14.53
CARB diesel less WTI	37.64	14.65	32.46	12.51
New York Harbor corn crush (dollars per gallon)	$0.36	$0.43	$0.17	$0.41

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Retail - U.S. (c):
Operating income	$59	$72	$165	$181
Company-operated fuel sites (average)	994	990	994	990
Fuel volumes (gallons per day per site)	5,168	5,204	5,053	5,115
Fuel margin per gallon	$0.155	$0.176	$0.146	$0.158
Merchandise sales	$324	$322	$930	$910
Merchandise margin (percentage of sales)	29.2%	28.8%	28.6%	28.4%
Margin on miscellaneous sales	$22	$21	$66	$65
Operating expenses	$111	$108	$312	$306
Depreciation and amortization expense	$19	$18	$56	$54
Retail - Canada (c):
Operating income	$38	$33	$133	$104
Fuel volumes (thousand gallons per day)	3,214	3,214	3,210	3,131
Fuel margin per gallon	$0.273	$0.247	$0.303	$0.263
Merchandise sales	$72	$66	$197	$179
Merchandise margin (percentage of sales)	29.4%	30.4%	29.6%	30.3%
Margin on miscellaneous sales	$11	$10	$33	$29
Operating expenses	$66	$61	$196	$178
Depreciation and amortization expense	$10	$9	$28	$26
Ethanol:
Operating income	$107	$47	$215	$139
Production (thousand gallons per day)	3,272	3,100	3,317	2,943
Gross margin per gallon of production	$0.73	$0.54	$0.60	$0.54
Operating costs per gallon of production:
Operating expenses	0.34	0.34	0.33	0.33
Depreciation and amortization expense	0.04	0.03	0.03	0.04
Total operating costs per gallon of production	0.38	0.37	0.36	0.37
Operating income per gallon of production	$0.35	$0.17	$0.24	$0.17

			September 30,	December 31,
			2011	2010
Balance Sheet Data:
Cash and temporary cash investments			$2,829	$3,334
Total debt			7,648	8,337

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
The statement of income data for the three and nine months ended September 30, 2011 includes the results of operations of our refinery in Wales, United Kingdom (Pembroke Refinery), including the related marketing and logistics business, from the date of its acquisition, August 1, 2011, through September 30, 2011. In addition, the refining segment and North Atlantic region operating highlights for the three and nine months ended September 30, 2011 include the Pembroke Refinery. We acquired this business from a subsidiary of Chevron Corporation for approximately $1.7 billion, net of cash acquired.

(b)
On December 17, 2010, we sold our refinery in Paulsboro, New Jersey, and associated inventory to PBF Holding Company LLC for $707 million, and on June 1, 2010, we sold the assets of our shutdown refinery in Delaware City, Delaware, and associated terminal and pipeline assets to PBF Energy Partners LP for $220 million. The results of operations of these refineries are reflected in discontinued operations, and the refining segment and North Atlantic region operating highlights exclude these refineries.

(c)
Credit card transaction processing fees incurred by our Retail business segment of $23 million and $68 million for the three and nine months ended September 30, 2010, respectively, were reclassified from Retail operating expenses to cost of sales to conform to the current period presentation. In addition, the Retail-U.S. and Retail-Canada operating highlights for the three and nine months ended September 30, 2010 have been restated to reflect this reclassification.

(d)
Cost of sales for the nine months ended September 30, 2011 includes a loss of $542 million ($352 million after taxes) on derivative contracts related to forward sales of refined products. These contracts were closed and realized during the first quarter of 2011. The $542 million loss is reflected in refining segment operating income, resulting in a $0.85 reduction in refining throughput margin per barrel for the nine months ended September 30, 2011, and is allocated to refining operating income by region, excluding North Atlantic, based on relative throughput volumes for each region as follows:  Gulf Coast- $372 million, or $0.96 per barrel; Mid-Continent- $122 million, or $1.11 per barrel; and West Coast- $48 million, or $0.69 per barrel.

(e)
General and administrative expenses for the nine months ended September 30, 2010 includes the recognition of a favorable settlement with one of our third-party insurers for $40 million. The settlement relates to our claim of insurance coverage in connection with losses incurred in prior periods.

(f)
As a result of the Pembroke Refinery acquisition, we own an 85 percent interest in Mainline Pipelines Limited (MLP).  In addition, we own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD).  Valero consolidates the financial statements of MLP and DGD due to our controlling financial interests in these entities.  The losses incurred by MLP and DGD that are attributable to the owners of the remaining interests have been added back to net income to arrive at net income attributable to Valero.  MLP owns a pipeline that distributes gasoline and distillates products from the Pembroke Refinery to terminals in the United Kingdom.  DGD is currently building a plant that will process animal fats, used cooking oils, and other vegetable oils into renewable green diesel.  The plant will be located next to our St. Charles Refinery in Norco, Louisiana.

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(h)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; North Atlantic (formerly known as Northeast)- Pembroke and Quebec City Refineries; and West Coast- Benicia and Wilmington Refineries.

(i)
Average market reference prices for Louisiana Light Sweet (LLS) crude oil, along with price differentials between the price of LLS crude oil and other types of crude oil, have been included in the table of Average Market Reference Prices and Differentials. The table also includes price differentials by region between the prices of certain products and the benchmark crude oil that provides the best indicator of product margins for each region. We previously provided feedstock and product differentials based on the price of West Texas Intermediate (WTI) crude oil. However, the price of WTI crude oil no longer provides a reasonable benchmark price of crude oil for all regions. Beginning in late 2010, WTI light-sweet crude oil began to price at a discount to waterborne light-sweet crude oils, such as LLS and Brent, because of increased WTI supplies resulting from greater domestic production and increased deliveries of crude oil from Canada into the Mid-Continent region. Therefore, the use of the price of WTI crude oil as a benchmark price for regions that do not process WTI crude oil is no longer reasonable.

Table Page 6